EXHIBIT 21 - LIST OF SUBSIDIARIES
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The following subsidiaries are wholly owned by the parent company Gallery of
History, Inc., which was incorporated in Nevada in November 1981:





                             3601 West Sahara Corp.
                              A Nevada Corporation







                        Gallery of History Auctions, Inc.
                              A Nevada Corporation







            International Stolen Art & Documents Clearinghouse Corp.
                              A Nevada Corporation